UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 30, 2013

ZIPREALTY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51002	94-3319956
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Powell Street, Suite 300 Emeryville, CA 94608
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (510) 735-2600

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)   On May 30, 2013, the Board of Directors (the “Board”) of ZipRealty, Inc. (the “Company”), appointed Xavier Y. Zang to the new position of President, Powered by Zip, effective June 3, 2013.

Mr. Zang, age 48, comes to the Company from Microsoft, where he served as Senior Director, Marketing Solutions, in the Online Services Division from March 2012 through May 2013, as Senior Director, Field Enablement, from January 2011 to February 2012 and as Senior Director, Network Development, from May 2008 to January 2011. Mr. Zang joined Microsoft after its acquisition of Rapt Inc., a provider of advertising yield management solutions for digital media publishers, where he served in several positions, most recently as Executive Vice President, Field Operations, from July 2003 to April 2008. Mr. Zang’s previous positions include over five years with Viant Corporation, an internet consulting business, where he most recently served as Vice President and General Manager, and nearly a decade of experience with consulting firms R.B. Webber, McKinsey & Company, Information Consulting Group and Accenture. Mr. Zang holds a Masters of Business Administration degree with a concentration in the management of technology from the University of California at Berkeley and a Bachelor of Arts degree in economics from the University of Notre Dame.

As set forth in his offer letter, Mr. Zang will receive an annual base salary of $275,000 and, for fiscal year 2013, will be eligible to earn a bonus amount equal to 35% or more of his annual base salary if the Company achieves or exceeds Target Goals pursuant to metrics to be agreed upon within sixty (60) days of his start date. In addition, as recommended by management pursuant to the terms of his offer letter, on June 4, 2013, the Compensation Committee (the “Committee”) of the Board approved the grant to Mr. Zang of (i) a stock option to purchase up to 350,000 shares of the Company’s common stock with an exercise price equal to $3.00 per share, which was the closing price of the Company’s common stock on the NASDAQ Stock Market on the date of grant, with the option to vest 25% on June 3, 2014 and 75% prorated monthly over the subsequent three-year period, and (ii) 30,000 shares of restricted stock, to vest in full on March 31, 2014.

Vesting of both the stock option and the restricted stock is contingent on Mr. Zang remaining in a continued service relationship with the Company, and both equity awards will be subject to the terms and conditions set forth in the Company’s 2004 Equity Incentive Plan and, with respect to the stock option grant, a Stock Option Award Agreement and, with respect to the restricted stock award, a Restricted Stock Award Agreement. Vesting of both equity awards may be accelerated pursuant to the terms of the standard Change of Control Agreement between the Company and its executives and certain other officers. Under the Change of Control Agreement, in the event Mr. Zang’s employment with the Company is terminated without cause (as defined therein), or is constructively terminated (as defined therein), within twelve (12) months following a change of control (as defined therein) of the Company, then 50% of Mr. Zang’s unvested stock rights will vest on the date his employment is terminated.

The foregoing summary is subject in its entirety to the provisions of the offer letter filed as an exhibit to this report, the 2004 Equity Incentive Plan filed as Exhibit 10.3 to the Company’s Registration Statement on Form S-1(File No. 333-115657) filed with the Commission on May 20, 2004, as amended, the form of Stock Option Award Agreement filed as Exhibit 10.3(a) to the Company’s Annual Report on Form 10-K (File No. 000-51002) filed with the Commission on March 28, 2005, the form of Restricted Stock Award Agreement filed as Exhibit 10.22 to the Company’s Annual Report on Form 10-K (File No. 000-51002 filed with the Commission on March 10, 2010, and the form of Change of Control Agreement filed as Exhibit 10.4(a) to the Company’s Annual Report on Form 10-K (File No. 000-51002) filed with the Commission on March 9, 2011.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 30, 2013, the Company held its Annual Meeting of Stockholders. At the meeting, the following individuals were elected to the Board as continuing directors, each to serve for a term of three (3) years, by the following vote:

	For	Withheld	Broker Non-votes
Stanley M. Koonce, Jr.	12,939,536	194,498	4,983,825
Gary A. Wetsel	12,890,675	243,359	4,983,825

Also at the meeting, the following proposals were adopted by the margin indicated:

	For	Against	Abstained
Ratification of appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013	17,768,816	262,406	86,637

	For	Against	Abstained	Broker Non-votes
By non-binding vote, approval of the compensation of the Company’s named executive officers	13,017,043	73,355	43,636	4,983,825

Finally, the Company requested that its stockholders approve, by non-binding vote, a frequency for the holding of future stockholder advisory votes on executive compensation. The voting results on this proposal were as follows:

	3 Years	2 Years	1 Year	Abstained	Broker Non-votes
By non-binding vote, approval of the frequency of holding future advisory votes to approve executive compensation	6,276,889	131,816	6,680,559	44,770	4,983,825

In light of the vote on this last proposal, management plans to discuss with the Board how frequently the Company will include a vote on the compensation of executives in its proxy materials, and management plans to amend this Form 8-K by October 19, 2013 to disclose the Company’s decision on that matter.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibit is furnished with this report on Form 8-K:

10.1	Offer Letter of Xavier Y. Zang effective June 3, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIPREALTY, INC.
a Delaware corporation

Dated:	June 5, 2013	By:	/s/ Samantha E. Harnett
Samantha E. Harnett
Senior Vice President of Business Development, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit	Description
10.1	Offer Letter of Xavier Zang effective June 3, 2013